Exhibit 5.1

NANNARONE & MCMURDO, LLP Matthew McMurdo | 917 318 2865 |matt@nannaronelaw.com	Suite 800 511 Avenue of the Americas New York, NY 10011

December 14, 2011

Guardians of Gold Inc.
4 King Street West

Suite 1320

Toronto, Ontario, Canada M5H 1B6

Re:   Registration Statement on Form S-4/A

Ladies and Gentlemen:

We are counsel for Guardians of Gold Inc., a Nevada corporation (the “Company”), in connection with the proposed public offering by the Company under the Securities Act of 1933, as amended, of up to 1,123,316 shares of its common stock, $0.001 par value per share (“Common Stock”) through a Registration Statement on Form S-4 (the “Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)   Articles of Incorporation and amendments thereto, of the Company as filed with the Secretary of State of Nevada;

(2)   Corporate minutes containing the written resolutions of the Board of Directors of the Company;

(3)   Resolutions of the majority shareholders of the Company, dated October 12, 2011;

(4)   The Registration Statement and the prospectus contained within the Registration Statement; and

(5)   The other exhibits of the Registration Statement.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have relied upon the statements contained in the

NANNARONE & MCMURDO, LLP

Boston | New York

NANNARONE & MCMURDO, LLP

Guardians of Gold Inc.

Registration Statement and certificates of officers of the Company, and we have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is our opinion that the 1,123,316 shares of Common Stock being offered by the Company under the Registration Statement, when issued, will be legally issued, fully paid and non-assessable.

We hereby consent to this opinion being included as an exhibit to the Registration Statement and to the use of our name under the caption “EXPERTS” in the prospectus constituting a part thereof.

Very truly yours,

/s/ Matthew McMurdo______
Matthew McMurdo
Nannarone & McMurdo, LLP